Exhibits 5.1 and 23.1
Davis Polk & Wardwell llp 450 Lexington Avenue New York, NY 10017 davispolk.com

February 27, 2025

JetBlue Airways Corporation 27-01 Queens Plaza North Long Island City, New York 11101
Ladies and Gentlemen:
JetBlue Airways Corporation, a Delaware corporation (the “Company”) is filing with the Securities and Exchange Commission a Registration Statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), (i) (a) shares of common stock, par value $0.01 per share the “Common Stock”) of the Company; (b) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”) of the Company; (c) the Company’s debt securities (the “Debt Securities”), which may be issued pursuant to a debt indenture, between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”) (the “Indenture”); (d) depositary shares representing fractional interests in shares of a series of Preferred Stock (the “Depositary Shares”), which may be issued under one or more preferred stock deposit agreements (each, a “Deposit Agreement”) to be entered into between the Company and the depositary agent to be named therein (the “Preferred Stock Depositary”); (e) warrants of the Company (the “Warrants”), which may be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and the warrant agent to be named therein (the “Warrant Agent”); (f)  stock purchase contracts (the “Stock Purchase Contracts”), which may be issued under one or more stock purchase contract agreements (each, a “Stock Purchase Contract Agreement”) to be entered into between the Company and the stock purchase contract agent to be named therein (the “Stock Purchase Contract Agent”); (g) stock purchase units (the “Stock Purchase Units”), which may be issued under one or more stock purchase unit agreements to be entered into among the Company, a bank or trust company, as stock purchase unit agent (the “Stock Purchase Unit Agent”), and the holders from time to time of the Units (each such stock purchase unit agreement, a “Stock Purchase Unit Agreement”); (h) subscription rights to purchase the Company’s Common Stock, Preferred Stock, Depositary Shares or Warrants (the “Subscription Rights”), which may be issued under one or more subscription rights agreements (each, a “Subscription Rights Agreement”) to be entered into between the Company and the subscription rights agent to be named therein (the “Subscription Rights Agent”) and (i) pass through certificates (“Pass Through Certificates”), issued by one or more pass through trusts formed by the Company pursuant to one or more pass through trust agreements (each, a “Pass Through Trust Agreement”) to be entered into between the Company and Wilmington Trust, National Association, as pass through trustee (the “Pass Through Trustee”), the form of which is included as Exhibit 4.7 to the Registration Statement.
We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.
In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted

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to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company and the Pass Through Trustee that we reviewed were and are accurate and (vii) all representations made by the Company and the Pass Through Trustee as to matters of fact in the documents that we reviewed were and are accurate.
Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion:
1.    When the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company, and when such shares of Common Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of par value thereof) or upon conversion or exercise of any security offered under the Registration Statement (the “Offered Security”), in accordance with the terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board of Directors of the Company, for the consideration approved by such Board of Directors (which consideration is not less than the par value of the Common Stock), such shares of Common Stock will be validly issued, fully-paid and non-assessable.
2.    Upon designation of the relative rights, preferences and limitations of any series of Preferred Stock by the Board of Directors of the Company and the proper filing with the Secretary of State of the State of Delaware of a Certificate of Designation relating to such series of Preferred Stock, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of par value thereof), such shares of Preferred Stock will be validly issued, fully paid and non-assessable.
3.    When the Indenture and any supplemental indenture to be entered into in connection with the issuance of any Debt Securities have been duly authorized, executed and delivered by the Trustee and the Company; the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the Indenture; and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability
4.    When the Deposit Agreement to be entered into in connection with the issuance of any Depositary Shares has been duly authorized, executed and delivered by the Preferred Stock Depositary and the Company; the specific terms of the Depositary Shares have been duly authorized and established in accordance with the Deposit Agreement; and such Depositary Shares have been duly authorized, executed, issued and delivered in accordance with the Deposit Agreement and the applicable underwriting or other agreement against payment therefor, such Depositary Shares will constitute legal and valid

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interests in the corresponding shares of Preferred Stock, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.
5. When the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Company; the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement; and such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.
6.    When the Stock Purchase Contract Agreement to be entered into in connection with the issuance of any Stock Purchase Contracts has been duly authorized, executed and delivered by the Stock Purchase Contract Agent and the Company; the specific terms of the Stock Purchase Contracts have been duly authorized and established in accordance with the Stock Purchase Contract Agreement; and such Stock Purchase Contracts have been duly authorized, executed, issued and delivered in accordance with the Stock Purchase Contract Agreement and the applicable underwriting or other agreement against payment therefor, such Stock Purchase Contracts will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.
7.    When the Stock Purchase Unit Agreement to be entered into in connection with the issuance of any Stock Purchase Units has been duly authorized, executed and delivered by the Stock Purchase Unit Agent and the Company; the specific terms of the Stock Purchase Units have been duly authorized and established in accordance with the Stock Purchase Unit Agreement; and such Stock Purchase Units have been duly authorized, executed, issued and delivered in accordance with the Stock Purchase Unit Agreement and the applicable underwriting or other agreement against payment therefor, such Stock Purchase Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.
8.    When the Subscription Rights Agreement to be entered into in connection with the issuance of any Subscription Rights has been duly authorized, executed and delivered by the Subscription Rights Agent and the Company; the specific terms of the Subscription Rights have been duly authorized and established in accordance with the Subscription Rights Agreement; and such Subscription Rights have been duly authorized, executed, issued and delivered in accordance with the Subscription Rights Agreement and the applicable underwriting or other agreement against payment therefor, such Subscription Rights will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.
9.    With respect to the Pass Through Certificates of any series, when the execution, authentication, issuance and delivery of such Pass Through Certificates by the Pass Through Trustee shall

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have been duly authorized by all necessary corporate action of the Company and the Pass Through Trustee; the specific terms of such series of Pass Through Certificates have been duly authorized and established in accordance with the Pass Through Trust Agreement; the trust supplement establishing the terms of such series of Pass Through Certificates and forming the related trust shall have been duly authorized, executed and delivered by the Company and the Pass Through Trustee in accordance with the terms and conditions of the Pass Through Trust Agreement; and such Pass Through Certificates shall have been duly executed, authenticated, issued and delivered by the Pass Through Trustee and issued, sold, and paid for as contemplated by each of the Registration Statement, the Pass Through Trust Agreement, the related trust supplement and the applicable underwriting or other agreement against payment therefor, such Pass Through Certificates will constitute valid and binding obligations of the Pass Through Trustee, enforceable against the Pass Through Trustee in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.
In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors of the Company shall have duly established the terms of such security and the related supplemental indenture or trust supplement and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) each of the Company and the Pass Through Trustee is, and shall remain, validly existing as a corporation in good standing under the laws of the State of Delaware; (iii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; (iv) the Indenture and any supplemental indenture thereto, the Debt Securities, the Deposit Agreement, the Warrant Agreement, the Stock Purchase Contract Agreement, the Stock Purchase Unit Agreement, the Subscription Rights Agreement, the Pass Through Trust Agreement and any trust supplement related thereto and the Pass Through Certificates are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Company and the Pass Through Trustee); (v) the Indenture has been duly authorized, executed and delivered by the Trustee; and (vi) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that (i) the terms of any security whose terms are established subsequent to the date hereof and the issuance, execution, delivery and performance by the Company or the Pass Through Trustee of any such security (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any provision of applicable law or public policy or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company or the Pass Through Trustee and (ii) any Deposit Agreement, Warrant Agreement, Stock Purchase Contract Agreement, Stock Purchase Unit Agreement and Subscription Rights Agreement will be governed by the laws of the State of New York.
We are members of the Bar of the State of New York and the foregoing opinion is limited to the General Corporation Law of the State of Delaware, except that we express no opinion as to any law, rule or regulation that is applicable to the Company or the Pass Through Trustee, any document or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any document or any of its affiliates due to the specific assets or business of such party or such affiliate. In particular, we express no opinion as to any matters involving aviation law, including (i) Title 49 of the U.S. Code (or the Transportation Code) or any other laws, governmental rules or regulations specific to any aircraft, (ii) the Cape Town Convention together with the “regulations” as defined in the Cape Town

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Convention and the “International Registry Procedures” as defined in such regulations and all other rules, amendments, supplements and revisions to the foregoing in this clause (ii) (collectively, “Cape Town”), all as in effect on the date hereof in the United States, including without limitation any filings or registrations that may be required under Cape Town, (iii) any federal laws of the United States implementing Cape Town or any requirements thereof.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
Very truly yours,
/s/ Davis Polk & Wardwell LLP

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